UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2015

Woodward, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-08408	36-1984010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 E. Drake Road, Fort Collins, Colorado 80525

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (970) 482-5811

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2015, Woodward, Inc. (the “Company”) entered into Amendment No. 1 to Credit Agreement (the “Amendment”), by and among the Company, certain foreign subsidiary borrowers of the Company from time to time parties thereto, the institutions from time to time parties thereto, as lenders, Wells Fargo Bank, National Association, as administrative agent, JPMorgan Chase Bank, N.A., U.S. Bank National Association and Bank of America, N.A., as co-syndication agents, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Branch Banking and Trust Company, as documentation agents, and Wells Fargo Securities, LLC, JPMorgan Securities, LLC, U.S. Bank National Association and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as joint lead arrangers and book runners, pursuant to which amendments were made to the Company’s existing revolving Credit Agreement, dated as of July 10, 2013 (the “Credit Agreement” and, together with the Amendment, the “Amended Credit Agreement”). Effective as of April 28, 2015, the Amendment, among other things, increases the aggregate revolving loan commitment of all the lenders from $600,000,000 to $1,000,000,000.

The Company has other relationships, including financial advisory and banking, with some parties to the Amendment.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K regarding the Amendment is hereby incorporated by reference into this Item 2.03.

Amounts outstanding under the Amended Credit Agreement generally bear interest at LIBOR (or, for loans denominated in Canadian dollars, CDOR) plus 0.85% to 1.65%, which is due quarterly in arrears. The Amended Credit Agreement contains customary representations and warranties, affirmative and negative covenants, including financial covenants regarding maximum leverage ratio and minimum consolidated net worth, and events of default. The Amended Credit Agreement also includes customary conditions precedent to the making of advances and the issuance of letters of credit. Upon the occurrence of a Default (as defined in the Amended Credit Agreement,), all amounts outstanding under the Amended Credit Agreement, including principal, accrued interest, and any other fees may, and in the case of certain bankruptcy-related Defaults will, be accelerated and become immediately due and payable.

The Credit Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2013 and the Amendment will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. The foregoing descriptions of the Amendment, the Credit Agreement and the Amended Credit Agreement are qualified in their entirety by reference to the full text of such agreements.

Item 8.01. Other Events.

On May 1, 2015, the Company issued a press release announcing the execution of the Amendment. A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated May 1, 2015, of Woodward, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward, Inc.

By:	/s/ A. Christopher Fawzy
A. Christopher Fawzy
Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Date: May 1, 2015